UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

November 22, 2023

Theseus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40869	83-0712806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Main Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(857) 400-9491

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	THRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 22, 2023, the board of directors (the “Board”) of Theseus Pharmaceuticals, Inc. (the “Company”) received an unsolicited joint letter from funds and persons affiliated with Foresite Capital, LLC (collectively, “Foresite”) and funds and persons affiliated with OrbiMed Advisors LLC (collectively, “OrbiMed”), in which Foresite and OrbiMed indicated their intent to explore and evaluate a potential acquisition of all of the outstanding shares of common stock of the Company not already owned by Foresite or OrbiMed in a going-private transaction.

On November 24, 2023, the Board received an unsolicited proposal from Tang Capital Partners, LP on behalf of Concentra Biosciences LLC (“Concentra”) to acquire all outstanding shares of common stock of the Company for $3.80 per share in cash, plus a contingent value right representing the right to receive 80% of the net proceeds payable from any license or disposition of the Company's programs.

The Board will carefully consider any proposal that is presented by Foresite and OrbiMed and the proposal from Concentra in accordance with the Board’s fiduciary duties and with the same care and attention it would consider other similar proposals and expressions of interest if received by the Company and the Board.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and certain materials furnished or filed herewith contain certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “project,” “anticipate,” “expect,” “plan,” “predict,” “potential,” “on track,” “seem,” “outlook,” “continue,” “intend,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Board’s consideration of proposals that may be received by the Company.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important risks, uncertainties and other factors, including those described from time to time in the reports the Company files with the Securities and Exchange Commission (“SEC”), including the Company’s Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q which are or will be on file with the SEC and available on the SEC's website at https://www.sec.gov/. However, new risk factors and uncertainties may emerge from time to time which may cause actual results to differ materially from those anticipated or implied by the forward-looking statements in this Current Report on Form 8-K, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theseus Pharmaceuticals, Inc.

	By:	/s/ Bradford D. Dahms
		Name:	Bradford D. Dahms
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 27, 2023